Exhibit 10.1.4

FOURTH AMENDMENT to Senior SECURED Revolving Credit Agreement

This FOURTH AMENDMENT to Senior SECURED Revolving Credit Agreement, dated as of May 10, 2021 (this “Agreement”), is made by and among BATTALION OIL CORPORATION, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Loan Parties”), each of the undersigned Lenders and Issuing Banks party to the Credit Agreement referenced below, and BANK OF MONTREAL, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement. Unless otherwise indicated, all section references in this Agreement refer to the applicable section of the Credit Agreement.

PRELIMINARY STATEMENTS

A.Reference is made to that certain Senior Secured Revolving Credit Agreement dated as of October 8, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among the Borrower, each of the Lenders party thereto and the Administrative Agent.
B.The Borrower, the Administrative Agent and the Lenders party hereto have agreed to modify certain provisions of the Credit Agreement, including to redetermine the Borrowing Base, as set forth herein.
C.In consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:
Section 1.Amendments to the Credit Agreement.
(a)Amendments to Section 1.02. Section 1.02 is hereby amended by:
(i)Amending and restating the following defined terms to read in their entirety as follows:

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan or the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Percentage grid below based upon the Borrowing Base Utilization Percentage then in effect:

Level	Borrowing Base Utilization Percentage	Eurodollar Loans	ABR Loans	Commitment Fee Rate
1	> 90%	4.00%	3.00%	0.50%
2	> 75% < 90%	3.75%	2.75%	0.50%
3	> 50% < 75%	3.50%	2.50%	0.50%

4	> 25% < 50%	3.25%	2.25%	0.50%
5	< 25%	3.00%	2.00%	0.50%

Each change in the Applicable Margin or Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” and “Commitment Fee Rate” mean the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.

“Bank Products” means commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

(ii)Adding the following defined term in appropriate alphabetical order to read in its entirety as follows:

“Fourth Amendment Effective Date” means May 10, 2021.

(b)Amendment to Section 2.08(a). Section 2.08(a) is hereby amended and restated to read in its entirety as follows:

(a)Reduction of Borrowing Base Upon Asset Dispositions and Termination of Swap Positions.  If the Borrower or a Restricted Subsidiary (i) Disposes of (or any Casualty Event occurs in respect of) Oil and Gas Properties in excess of $1,000,000 per fiscal year (or, solely with respect to the fiscal year ending December 31, 2021, for the period commencing on the Fourth Amendment Effective Date and ending on December 31, 2021) (but excluding any Disposition to a Loan Party or from a non-Loan Party to a non-Loan Party, in each case, subject to prior written notice to the extent required by Section 8.01(k)) or any Equity Interests in any Person owning Oil and Gas Properties (but excluding any Disposition to a Loan Party or from a non-Loan Party to a non-Loan Party, in each case, subject to prior written notice to the extent required by Section 8.01(k)), or (ii) Unwinds Swap Agreements which, in each case are attributed any Borrowing Base Value, then the Borrowing Base shall be automatically reduced by an amount equal to (A) in the case of an Unwound Swap Agreement, the Borrowing Base Value attributable to such Unwound Swap Agreement in the current Borrowing Base or (B) in the case of any such Disposition, the Net Cash Proceeds received in respect of such Disposition. For the purposes of this Section 2.08(a), a Disposition of Oil and Gas Properties shall be deemed to include the designation of a Restricted Subsidiary owning Oil and Gas Properties as an Unrestricted Subsidiary and the Disposition of Oil and Gas Properties, or Equity Interests in any Person owning Oil and Gas Properties, to an Unrestricted Subsidiary.

(c)Amendments to Section 3.04. Section 3.04 is hereby amended as follows:
(i)Section 3.04(c)(vi) is relettered to Section 3.04(c)(vii).
(ii)Section 3.04(c)(vii) is relettered to Section 3.04(c)(viii).
(iii)A new Section 3.04(c)(vi) is added to read in its entirety as follows:

(vi)Dispositions and Unwinds. In addition to the foregoing mandatory prepayments set forth in this Section 3.04(c), from and after the Fourth Amendment Effective Date, upon any (A) Disposition of (or any Casualty Event in respect of) Oil and Gas Properties in excess of $1,000,000 per fiscal year (or, solely with respect to the fiscal year ending December 31, 2021, for the period commencing on the Fourth Amendment Effective Date and ending on December 31, 2021)  (but excluding any Disposition to a Loan Party or from a non-Loan Party to a non-Loan Party, in each case, subject to prior written notice to the extent required by Section 8.01(k)) or any Equity Interests in any Person owning Oil and Gas Properties (but excluding any Disposition to a Loan Party or from a non-Loan Party to a non-Loan Party, in each case, subject to prior written notice to the extent required by Section 8.01(k)), or (B) Unwind of Swap Agreements, which, in each case are attributed any Borrowing Base Value, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Disposition or Unwind.

(d)Amendments to Section 8.01. Section 8.01 is hereby amended as follows:
(i)Section 8.01(k) is amended by deleting the phrase “at least the greater of $5,000,000 or 2% of the then effective Borrowing Base” and substituting such phrase with “at least $200,000”.
(ii)Section 8.01(s) is relettered to Section 8.01(t).
(iii)A new Section 8.01(s) is added to read in its entirety as follows:

(s)Strategic Alternatives. The Borrower shall, and shall make its representatives available for, conference calls to be conducted on a periodic basis, but no less frequently than once a calendar month (beginning in June, 2021), for the purpose of providing the Administrative Agent with an update on the status and progress of any material transactions affecting the Loan Parties or their assets and liabilities, including any refinancing and/or sale transactions, accompanied, in each case and subject to the Administrative Agent’s reasonable request, by a written summary of such update. The Borrower shall provide the Administrative Agent of no less than three (3) Business Days’ advance notice of such conference calls.

(e)Amendments to Section 8.13.  Section 8.13 is hereby amended by replacing the phrase “ninety percent (90%)” with the phrase “ninety-five percent (95%)” in each instance it appears.
(f)Amendments to Section 8.14(a).  Section 8.14(a) is hereby amended by replacing the phrase “ninety percent (90%)” with the phrase “ninety-five percent (95%)” in each instance it appears.
(g)Amendment to Section 8.14(b). Section 8.14(b) is hereby amended by inserting the following sentence immediately after the first sentence in such section:

From and after the Fourth Amendment Effective Date, in the event that any Subsidiary is formed or acquired by the Borrower or any of its Subsidiaries, the Borrower shall promptly cause such Subsidiary to guarantee and secure the Secured Obligations pursuant to the Guaranty Agreement.

(h)Amendment to Section 9.02(d).  Section 9.02(d) is hereby amended by amending and restating the proviso at the end therein to read in its entirety as follows:

provided that the aggregate amount of such Indebtedness and Indebtedness incurred pursuant to Section 9.02(i), Section 9.02(j) and Section 9.02(k) does not exceed the greater of $10,000,000 or 5% of the then effective Borrowing Base at any one time outstanding;

(i)Amendment to Section 9.02(i).  Section 9.02(i) is hereby amended by amending and restating clause (ii) of the proviso at the end therein to read as follows:

(ii) the aggregate amount of such Indebtedness and Indebtedness incurred pursuant to Section 9.02(d), Section 9.02(j) and Section 9.02(k) does not exceed the greater of $10,000,000 or 5% of the then effective Borrowing Base at any one time outstanding;

(j)Amendment to Section 9.02(j).  Section 9.02(j) is hereby amended by replacing the phrase “; and” at the end thereof with the following phrase:

; provided further that, the aggregate amount of such Specified Additional Indebtedness and Indebtedness incurred pursuant to Section 9.02(d), Section 9.02(i) and Section 9.02(k) does not exceed the greater of $10,000,000 or 5% of the then effective Borrowing Base at any one time outstanding; and

(k)Section 9.02(k) is hereby amended by amending and restating the proviso at the end therein to read in its entirety as follows:

; provided that the aggregate amount of such Indebtedness and other Indebtedness incurred pursuant to Section 9.02(d), Section 9.02(i) and Section 9.02(j) does not exceed the greater of $10,000,000 or 5% of the then effective Borrowing Base at any one time outstanding.

(l)Amendment to Section 9.03. Section 9.03(e) is hereby amended and restated to read in its entirety as follows:

[reserved].

(m)Amendment to Section 9.04. Section 9.04(a)(vi) is hereby amended and restated to read in its entirety as follows:

[reserved].

(n)Amendments to Section 9.05. Section 9.05 is hereby amended as follows:
(i)Section 9.05(h) is amended and restated to read in its entirety as follows;

[reserved];

(ii)Section 9.05(l) is amended and restated to read in its entirety as follows:

[reserved]; and

(iii)Section 9.05(m) is amended and restated to read in its entirety as follows:

[reserved].

(o)Amendment to Section 9.06. Section 9.06 is hereby amended and restated to read in its entirety as follows:

Section 9.06Designation and Conversion of Restricted and Unrestricted Subsidiaries. On and after the Fourth Amendment Effective Date, the Borrower will not, and will not permit any Subsidiary to, at any time be designated or classified as an Unrestricted Subsidiary. The Borrower shall not, and shall not permit any other Restricted Subsidiary to have any Unrestricted Subsidiaries.

(p)Amendments to Section 9.13. Section 9.13 is hereby amended as follows:
(i)Section 9.13(e)(i) is amended and restated in its entirety to read as follows:

(i)at least 100% of the consideration received in respect of any such sale or other Disposition or Unwind shall be cash and if a Borrowing Base Deficiency exists at such time then 100% of such cash consideration received in respect of any such sale or other Disposition or Unwind shall be applied as a prepayment to reduce the Borrowing Base Deficiency,

(ii)The following sentence is added at the end thereto:

Notwithstanding anything herein to the contrary, any Disposition or Unwind that is permitted by this Section 9.13 and which has a fair market value in excess of the greater of $7,500,000 or 3.5% of the then effective Borrowing Base shall not be permitted without the prior written consent of the Lenders and the Administrative Agent.

(q)Amendment to Section 9.16. Section 9.16 is hereby amended and restated in its entirety to read as follows:

Section 9.16Subsidiaries. The Borrower will not, and will not permit any Restricted Subsidiary to, create or acquire any additional Restricted Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b) and Section 8.14(c).  All Restricted Subsidiaries will be Wholly-Owned Subsidiaries.  The Borrower shall not, and shall not permit any other Restricted Subsidiary to, have any Foreign Subsidiaries or Unrestricted Subsidiaries. As of the Fourth Amendment Effective Date, any new Subsidiary shall become a Guarantor and comply with Section 8.14(b).

Section 2.Borrowing Base Redetermination.  The Borrower and the Required Lenders agree that, as of June 1, 2021, the amount of the Borrowing Base shall be $185,000,000 and such amount shall thereafter reduce on September 1, 2021 to $175,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to adjustments pursuant to the Credit Agreement from time to time, including pursuant to the Borrowing Base Adjustment Provisions.  The Borrower, the Administrative Agent and the Required Lenders agree if a Borrowing Base Deficiency exists for any Borrowing Base amount set forth in this Section 2, Section 3.04(c)(ii) shall not apply and the Borrower shall on the next Business Day make a mandatory prepayment equal to the amount of the Borrowing Base Deficiency. Each of the parties hereto agree that the redetermination of the Borrowing Base set forth in this Section 2 is the May 1, 2021 Scheduled Redetermination.  For the avoidance of doubt, (a) the reduction of the Borrowing Base on September 1, 2021 contained in this Section 2 shall not constitute a Scheduled Redetermination or Interim Redetermination and (b) the November 1, 2021 Scheduled Redetermination shall occur pursuant to the terms of the Credit Agreement. This Agreement constitutes the New Borrowing Base Notice.
Section 3.Conditions to Effective Date. This Agreement shall not become effective until the date of satisfaction or waiver of the following conditions (the “Effective Date”):

(a)The Administrative Agent shall have received from the Loan Parties, the Administrative Agent, the Issuing Bank and Lenders constituting the Required Lenders duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Agreement.
(b)All reasonable out-of-pocket costs and expenses (including but not limited to the reasonable fees and disbursements incurred by counsel to the Administrative Agent ) required to be paid to the Administrative Agent and the Lenders on or before the Effective Date shall have been paid.
(c)On and as of the Effective Date, after giving effect to this Agreement, (i) no Borrowing Base Deficiency, Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties contained in Section 6 of this Agreement shall be true and correct.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.Post-Effective Date Covenants. The Borrower will, within ten (10) Business Days of the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion) deliver to the Administrative Agent:
(a)title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by the most recently delivered Reserve Report to satisfy Section 8.13(a) (as amended hereby); and
(b)Security Instruments that will, when properly recorded ensure that the Administrative Agent, for the benefit of the Secured Parties, shall have a first priority Lien on at least ninety-five percent (95%) of the PV-9 of the Borrowing Base Properties.

Failure to comply with this Section 4 will result in an Event of Default.

Section 5.Loan Document. This Agreement is a Loan Document.
Section 6.Representations and Warranties; No Borrowing Base Deficiency, Default or Event of Default. Each Loan Party represents and warrants to the Lenders that on and as of the Effective Date, after giving effect to this Agreement, (a) all representations and warranties of the Loan Parties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except in the case of any representation and warranty which (i) expressly relates to a given date, such representation and warranty shall be true and correct in all material respects as of the respective date and (ii) is qualified by a materiality or Material Adverse Effect standard in which case such representation and warranty shall be true and correct in all respects and (b) no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing.
Section 7.Reaffirmation. Each Loan Party confirms and agrees that each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified by this Agreement. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by it in favor of the Administrative Agent for the benefit of the Lenders, the Issuing Bank and the other secured parties pursuant to the Loan Documents in the collateral described therein shall continue to secure the Secured Obligations as and to the extent provided in the Loan Documents.

Section 8.Entire Agreement. This Agreement, the Credit Agreement, and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties. This Agreement shall not by implication or otherwise limit, impair, constitute a consent or waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or the other Loan Documents nor alter, modify, amend, or, except as expressly set forth herein, in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the other Loan Documents all of which are ratified and affirmed in all respects and shall continue in full force and effect.
Section 9.GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL. SECTION 12.09 IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.
Section 10.Severability. Any provision of this Agreement, the Credit Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 11.Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
Section 12.GENERAL RELEASE. AS PART OF THE CONSIDERATION FOR THE LENDERS’ AND THE ADMINISTRATIVE AGENT’S EXECUTION OF THIS AGREEMENT, EACH LOAN PARTY, ON BEHALF OF ITSELF AND ITS SUCCESSORS, ASSIGNS, EQUITYHOLDERS, SUBSIDIARIES, AFFILIATES, OFFICERS, PARTNERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS (COLLECTIVELY, THE “RELEASING PARTIES”) HEREBY FOREVER, FULLY, UNCONDITIONALLY, AND IRREVOCABLY RELEASES, WAIVES, AND FOREVER DISCHARGES THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND EACH OF THEIR SUCCESSORS, ASSIGNS, EQUITYHOLDERS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ATTORNEYS AND OTHER PROFESSIONALS (COLLECTIVELY, THE “RELEASEES”) FROM ANY AND ALL CLAIMS, LIABILITIES, OBLIGATIONS, DEBTS, DEMANDS, CAUSES OF ACTION (WHETHER AT LAW OR IN EQUITY OR OTHERWISE), DAMAGES, COSTS, ATTORNEYS’ FEES, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, DEFENSES, COUNTERCLAIMS, SETOFFS, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, WHETHER KNOWN OR UNKNOWN, WHETHER LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED,

FIXED OR CONTINGENT, DIRECTLY OR INDIRECTLY ARISING OUT OF, CONNECTED WITH, RESULTING FROM OR RELATED TO ANY ACT OR OMISSION UNDER ANY LOAN DOCUMENT BY ANY LENDER OR THE ADMINISTRATIVE AGENT OR ANY OTHER RELEASEE PRIOR TO THE DATE HEREOF (COLLECTIVELY, THE “CLAIMS”); PROVIDED THAT THE FOREGOING RELEASE OF CLAIMS DOES NOT APPLY TO ANY CLAIM THAT HAS BEEN DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN BY VIRTUE OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY RELEASEE. EACH LOAN PARTY FURTHER AGREES THAT IT SHALL NOT COMMENCE, INSTITUTE, OR PROSECUTE ANY LAWSUIT, ACTION OR OTHER PROCEEDING, WHETHER JUDICIAL, ADMINISTRATIVE OR OTHERWISE, TO COLLECT OR ENFORCE ANY CLAIM. FURTHERMORE, EACH OF THE RELEASING PARTIES HEREBY ABSOLUTELY, UNCONDITIONALLY AND IRREVOCABLY COVENANTS AND AGREES WITH AND IN FAVOR OF EACH RELEASEE THAT IT WILL NOT SUE (AT LAW, IN EQUITY, IN ANY REGULATORY PROCEEDING OR OTHERWISE) ANY RELEASEE ON THE BASIS OF ANY CLAIM RELEASED AND/OR DISCHARGED BY THE RELEASING PARTIES PURSUANT TO THIS SECTION 12. IN ENTERING INTO THIS AGREEMENT, EACH OF THE RELEASING PARTIES HAS CONSULTED WITH, AND HAS BEEN REPRESENTED BY, LEGAL COUNSEL AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY REPRESENTATIONS, ACTS OR OMISSIONS BY ANY OF THE RELEASEES AND HEREBY AGREES AND ACKNOWLEDGES THAT THE VALIDITY AND EFFECTIVENESS OF THE RELEASES SET FORTH ABOVE DO NOT DEPEND IN ANY WAY ON ANY SUCH REPRESENTATIONS, ACTS AND/OR OMISSIONS OR THE ACCURACY, COMPLETENESS OR VALIDITY THEREOF. THE PROVISIONS OF THIS SECTION 12 SHALL SURVIVE AND REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE REPAYMENT OR PREPAYMENT OF ANY OF THE LOANS, OR THE TERMINATION OF THE CREDIT AGREEMENT, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. EACH RELEASING PARTY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE RELEASE SET FORTH ABOVE MAY BE PLEADED AS A FULL AND COMPLETE DEFENSE AND MAY BE USED AS A BASIS FOR AN INJUNCTION AGAINST ANY ACTION, SUIT OR OTHER PROCEEDING WHICH MAY BE INSTITUTED, PROSECUTED OR ATTEMPTED IN BREACH OF THE PROVISIONS OF SUCH RELEASE.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

BORROWER:	BATTALION OIL CORPORATION (F/K/A HALCÓN RESOURCES CORPORATION)

By: /s/ R. Kevin Andrews ______ Name:R. Kevin Andrews Title: EVP, CFO & Treasurer

GUARANTORS:	HALCÓN HOLdings, LLC
BATTALION OIL MANAGEMENT, INC. (F/K/A HALCÓN RESOURCES OPERATING, INC.)
HALCÓN Energy PROPERTIES, Inc.
HALCÓN Permian, LLC
HALCÓN Operating CO., Inc.
HALCÓN field services, llc

By: /s/ R. Kevin Andrews ______ Name:R. Kevin Andrews Title: EVP, CFO & Treasurer

[Signature Page to Fourth Amendment to Senior Secured Revolving Credit Agreement]

ADMINISTRATIVE AGENT AND LENDER:	BANK OF MONTREAL

By: /s/ Marc Maslanka _______ Name: Marc Maslanka Title: Director

[Signature Page to Fourth Amendment to Senior Secured Revolving Credit Agreement]

Marc
LENDER:	BMO HARRIS FINANCING, INC.

By: /s/ Marc Maslanka _______ Name:Marc Maslanka Title: Director

[Signature Page to Fourth Amendment to Senior Secured Revolving Credit Agreement]

LENDER:	GOLDMAN SACHS LENDING PARTNERS LLC

By: /s/ Dan Martis _______ Name: Dan Martis Title: Authorized Signatory

[Signature Page to Fourth Amendment to Senior Secured Revolving Credit Agreement]